                                                           Exhibit No. EX-99.j.3

                                POWER OF ATTORNEY

     I, J. Mikesell Thomas, Trustee of The UBS Funds, UBS Relationship Funds and
SMA Relationship  Trust (each a "Trust"),  hereby  constitute and appoint Amy R.
Doberman,  David M.  Goldenberg,  Bruce G.  Leto,  Mark A.  Sheehan  and Jana L.
Cresswell,  and each of them  singly,  my true and lawful  attorneys,  with full power to sign for me, in my name and in my  capacity  as Trustee of the  Trusts, any amendments to the current registration statements of the Trusts on Form N-1A
(as filed with the  Securities  and Exchange  Commission)  and any  registration statements of the Trusts on Form N-14, or any  amendments  thereto,  to be filed with the Securities and Exchange  Commission,  and all instruments  necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these registration statements,  amendments to such registration statements and other instruments.

                   Signature             Title             Date
                   ---------             -----             ----

/s/ J. Mikesell Thomas                  Trustee       March 29, 2004
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J. Mikesell Thomas